UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 6, 2008
IMCLONE SYSTEMS INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware	0-19612	04-2834797
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

180 Varick Street
New York, New York 10014

(Address of principal executive offices) (Zip Code)

(646) 638-5078

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Merger Agreement

On October 6, 2008, ImClone Systems Incorporated, a Delaware corporation (“ImClone” or the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Eli Lilly and Company, an Indiana corporation (“Parent”), and Alaska Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of Parent (“Purchaser”).

Pursuant to the Merger Agreement, upon the terms and subject to the conditions thereof:

•
Purchaser will commence a tender offer (the “Offer”) to acquire all of the outstanding shares of common stock, par value $0.001, of the Company, including the associated preferred stock purchase rights (collectively, the “Shares”), at a purchase price of $70.00 per share, net to the holder in cash (the “Offer Price”), subject to any required withholding of taxes; and

•
as soon as practicable after the consummation of the Offer and subject to the satisfaction or waiver of certain conditions set forth in the Merger Agreement, Purchaser will merge with and into the Company (the “Merger”) and the Company will become a wholly-owned subsidiary of Parent. In the Merger, the Shares remaining outstanding following the consummation of the Offer, other than Shares held by Parent or its subsidiaries or by stockholders who have validly exercised their appraisal rights under Delaware law, will be converted into the right to receive the Offer Price.

Concurrently with the execution of the Merger Agreement, certain entities controlled by Carl Icahn, Chairman of the Board of Directors of the Company, that own an aggregate of 13.43% of the Company’s issued and outstanding Shares, entered into Tender and Support Agreements with Parent and Purchaser (the “Support Agreements”).

The obligation of Purchaser to accept for payment and pay for the Shares tendered in the Offer is subject to the satisfaction or waiver of a number of conditions set forth in the Merger Agreement, including the expiration or termination of applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act and the antitrust laws of certain other applicable foreign jurisdictions. An additional condition to Purchaser’s obligation to accept for payment and pay for the Shares tendered in the Offer is that the number of the outstanding Shares that have been validly tendered and not properly withdrawn, together with any Shares owned by Parent or its subsidiaries, equals at least a majority of the Shares on a fully-diluted basis.

The closing of the Merger is subject to customary closing conditions. The parties have agreed that if, following completion of the Offer, Parent and Purchaser own at least 90% of the outstanding Shares, the Merger will be completed without a meeting of the Company’s stockholders, pursuant to Delaware’s “short-form” merger statute.

Pursuant to the Merger Agreement and subject to applicable law, the Company has granted to Purchaser an option (the “Top-Up Option”) to purchase the number of Shares that, when added to the number of Shares owned by Purchaser immediately prior to such exercise, shall constitute at least 90% of the number of Shares outstanding after such exercise. The per share exercise price of the Top-Up Option is equal to the Offer Price.

The Merger Agreement contains customary representations and warranties of the Company, Parent and Purchaser made to each other as of specific dates. The assertions embodied in those representations and warranties were made solely for purposes of the contract among the Company, Parent and Purchaser and may be subject to important qualifications and limitations agreed to by the Company, Parent and Purchaser in connection with the negotiated terms. Moreover, some of those representations and warranties may not be accurate or complete as of any specified date, may be subject to a contractual standard of materiality different from those generally applicable to stockholders or may have been used for purposes allocating risk among the Company, Parent and Purchaser rather than establishing matters as facts.

The Merger Agreement includes customary covenants of the Company, Parent and Purchaser. The Company has agreed to operate its business in the ordinary course until the Merger is consummated. The Company has agreed not to solicit or initiate discussions with third parties regarding other proposals to acquire the Company and to certain restrictions on its ability to respond to any such proposal. The Merger Agreement also includes customary termination provisions for both the Company and Parent and provides that, in connection with the termination of the Merger Agreement under specified circumstances, the Company will be required to pay Parent a termination fee of $150 million. Also, under specified circumstances, the Company may be obligated to reimburse Parent or Purchaser for their expenses up to $20 million.

Upon completion of the Offer, each option to purchase ImClone common stock granted by ImClone and each restricted stock unit with respect to ImClone common stock will vest, become exercisable and, in the case of restricted stock units, be settled in ImClone common stock. Upon consummation of the Merger, each option to purchase ImClone common stock that remains outstanding following the consummation of the Offer will be cancelled, and the holder of each such option will be entitled to receive an amount in cash equal to the product of the excess of the Offer Price over the exercise price per share of such option, if any, multiplied by the total number of Shares subject to such option. In addition, each share of ImClone common stock issued in settlement of restricted stock units will be converted into the right to receive a cash payment equal to the Offer Price at the Effective Time.

A copy of the Merger Agreement is attached as Exhibit 2.1 to this report and is incorporated herein by reference. The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement.

Waiver of Applicability of Rights Agreement

The disclosure in Item 3.03 is incorporated in this Item 1.01 by reference.

Notice to Investors

The tender offer for the outstanding Shares referred to in this report has not yet commenced. This report is neither an offer to purchase nor a solicitation of an offer to sell any securities. The solicitation and the offer to buy shares of the Company’s common stock will be made pursuant to an offer to purchase and related materials that Purchaser intends to file with the U.S. Securities and Exchange Commission. At the time the Offer is commenced, Purchaser will file a Tender Offer Statement on Schedule TO with the U.S. Securities and Exchange Commission, and thereafter the Company will file a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the Offer. The Tender Offer Statement (including an Offer to Purchase, a related Letter of Transmittal and other offer documents) and the Solicitation/Recommendation Statement will contain important information that should be read carefully and considered before any decision is made with respect to the Offer. These materials will be sent free of charge to all stockholders of the Company. In addition, all of these materials (and all other materials filed by the Company with the U.S. Securities and Exchange Commission) will be available at no charge from the U.S. Securities and Exchange Commission through its website at www.sec.gov. Investors and security holders may also obtain free copies of the documents filed with the U.S. Securities and Exchange Commission by the Company at www.imclone.com.

Forward-Looking Statements

This report contains “forward-looking statements” that involve significant risks and uncertainties. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including: statements regarding the anticipated timing of filings and approvals relating to the transaction; statements regarding the expected timing of the completion of the transaction; statements regarding the ability to complete the transaction considering the various closing conditions; any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing. Investors and security holders are cautioned not to place undue reliance on these forward-looking statements. Actual results could differ materially from those currently anticipated due to a number of risks and uncertainties. Risks and uncertainties that could cause results to differ from expectations include: uncertainties as to the timing of the Offer and Merger; uncertainties as to how many of the Company’s stockholders will tender their stock in the offer; the risk that competing offers will be made; the possibility that various closing conditions for the transaction may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction; the effects of disruption from the transaction making it more difficult to maintain relationships with employees, licensees, other business partners or governmental entities; other business effects, including the effects of industry, economic or political conditions outside of the Company’s control; transaction costs; actual or contingent liabilities; and other risks and uncertainties discussed in documents filed with the U.S. Securities and Exchange Commission by the Company, as well as the tender offer documents to be filed by Purchaser and the Solicitation/Recommendation Statement to be filed by the Company. All of the materials related to the offer (and all other offer documents filed with the U.S. Securities and Exchange Commission) will be available at no charge from the U.S. Securities and Exchange Commission through its website at www.sec.gov. Investors and security holders may also obtain free copies of the documents filed with the U.S. Securities and Exchange Commission by the Company at www.imclone.com. The Company does not undertake any obligation to update any forward-looking statements as a result of new information, future developments or otherwise, except as expressly required by law.

Item 3.03 Material Modification of Rights of Security Holders.

On October 5, 2008, prior to the execution of the Merger Agreement, the board of directors of the Company approved resolutions to, among other things, render the Rights Agreement (the “Rights Agreement”) dated as of February 15, 2002, and as amended on May 4, 2006, between the Company and Computershare Trust Company, N.A. (as successor Rights Agent to EquiServe Trust Company, N.A.), as Rights Agent, inapplicable to the Offer and the Merger. The resolutions provide that none of (i) the approval, adoption, execution or delivery of the Merger Agreement, (ii) the commencement or consummation of the Offer, (iii) the exercise of the Top-Up Option, (iv) the consummation of the Merger, (v) the approval, execution or delivery of the Support Agreements or any amendments thereof or (vi) consummation of any of the other transactions contemplated by the Merger Agreement or the Support Agreements, will result in the rights becoming exercisable or in Parent or its affiliates and associates being deemed an “Acquiring Person” under the Rights Agreement.

Item 8.01 Other Events.

On October 6, 2008, press releases were issued announcing the execution of the Merger Agreement, copies of which are filed as Exhibit 99.1 and Exhibit 99.2 to this report and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of October 6, 2008, by and among Eli Lilly and Company, Alaska Acquisition Corporation and ImClone Systems Incorporated (1)
99.1	Press Release, dated October 6, 2008
99.2	Press Release, dated October 6, 2008

(1)
The schedules to the Merger Agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. The Company will furnish copies of any of such schedules to the U.S. Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ImClone Systems Incorporated
Date: October 8, 2008	By:	/s/ Andrew K.W. Powell Andrew K.W. Powell Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of October 6, 2008, by and among Eli Lilly and Company, Alaska Acquisition Corporation and ImClone Systems Incorporated (1)
99.1	Press Release, dated October 6, 2008
99.2	Press Release, dated October 6, 2008

(1)
The schedules to the Merger Agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. The Company will furnish copies of any of such schedules to the U.S. Securities and Exchange Commission upon request.